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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT OF
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                       INTRABIOTICS PHARMACEUTICALS, INC.

         IntraBiotics Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: The name of the Corporation is IntraBiotics Pharmaceuticals,
Inc.

         SECOND: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on January 19, 1994.

         THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

         The first paragraph of Article IV shall be amended and restated to read in its entirety as follows:

                                      "IV.

                  A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Seventy-Five Million (75,000,000) shares. Seventy Million (70,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

         FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, IntraBiotics Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its President, Chief Operating Officer and Director on this 7th day of June, 2002.

                                    INTRABIOTICS PHARMACEUTICALS, INC.

                                    By: /s/ Ernest Mario
                                        ____________________________________
                                        Ernest Mario
                                        Chairman and Chief Executive Officer

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                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                       INTRABIOTICS PHARMACEUTICALS, INC.

         The undersigned, Kenneth J. Kelley, hereby certifies that:

ONE: He is the duly elected and acting President, of said corporation, which was originally incorporated in Delaware on January 19, 1994.

TWO: The Amended and Restated Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:
"
                                       I.

         The name of this corporation is IntraBiotics Pharmaceuticals, Inc.

                                       II.

         The address of the registered office of the corporation in the State of Delaware is Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is the Corporation Trust Company.

                                      III.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

         A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Fifty-Five Million (55,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

         B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law ("DGCL"), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of

                                       2.

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                  shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A.       BOARD OF DIRECTORS.

                  1. POWERS; NUMBER OF DIRECTORS. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

                  2. ELECTION OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

         Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                       3.

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                  3.       REMOVAL OF DIRECTORS

                           a.       Neither the Board of Directors nor any
individual director may be removed without cause.

                           b.       Subject to any limitation imposed by law,
any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors.

                  4.       VACANCIES

                           a. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                           b. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

         B.

                  1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

                                       4.

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                  2.       The directors of the corporation need not be elected
                           by written ballot unless the Bylaws so provide.

                  3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

                  4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                       VI.

         A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

         B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

         A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII."

                                      * * *

THREE:   This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware, and was approved by the Board of Directors of the Corporation and stockholders holding the requisite number of shares required by statute, given in accordance with and pursuant to Section 141 and 228 of the General Corporation Law of the State of Delaware with written notice given to those stockholders who did not consent as provided in said
Section 228.

                                       5.

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         IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been subscribed this 31 day of March, 2000 by the undersigned who affirms that the statements made herein are true and correct.

                                    INTRABIOTICS PHARMACEUTICALS, INC.

                                    By: /s/ Kenneth J. Kelley
                                        _______________________________________
                                         Kenneth J. Kelley
                                         President and Chief Executive Officer

                                       6.